n UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        March 1, 2010 (February 28, 2010)
                Date of Report (Date of earliest event reported)


                              ENOX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                          Commission File No. 000-53486

                                   26-0477124
                     (I.R.S. Employer Identification Number)

                           Suite 303-1687 W. Broadway
                                Vancouver V6J1X2
                                     Canada
                    (Address of principal executive offices)

                                 (604) 637-9744
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under the
    Exchange Act (17 CFR 240.13e-4(C))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of February 28, 2010, the Board of Directors of Enox Biopharma, Inc. ("Enox," or the "Company") appointed Mr. Amir Avniel, 36, as Chairman of the Board of the Company. No arrangements or understandings exist between Mr. Avniel and any other person pursuant to which he was selected as a director.

Prior to joining the Company, Mr. Avniel served as Chief Executive Officer of Rosetta Genomics (Nasdaq: ROSG) from April 2006 until October 2009, and as Rosetta Genomics' President from May 2005 until October 2009. Mr. Avniel also served in other senior management positions at Rosetta Genomics, including Chief Technology Officer and Chief Operating Officer, from May 2001 to May 2005. Mr Avniel has been named co-author of 20 patent applications. Mr. Avniel studied computer science at the Academic College of Tel Aviv - Jaffa, Israel. Prior to his academic studies, he served as an officer in the Israel Defense Force, where he was awarded four commendations for excellence.

Mr. Avniel will be compensated on terms to be considered by the Board and determined by mutual agreement with Mr. Avniel, and may include, but not be limited to, options to purchase an aggregate of approximately 1.8 million shares of the Company's common stock.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENOX BIOPHARMA, INC.


Date: March 1, 2010                    By: /s/ Prof. Yossef Av-Gay
                                           -------------------------------------
                                           Prof. Yossef Av-Gay
                                           President and Chief Executive Officer



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